                                                                  EXHIBIT 10.17B


                                                                        12/30/01
                                                                  EXECUTION COPY



                              AMENDED AND RESTATED
                 LICENSE AND JOINT DEVELOPMENT AGREEMENT BETWEEN
                            NIMCO, ALTEA AND SPECTRX

         This Amended and Restated License and Joint Development Agreement (this "Agreement") is made as of the 30th of December, 2001 ("EFFECTIVE DATE"), by and between SpectRx, Inc. ("SRX"), a Delaware Corporation having its principal offices at 6025A Unity Drive, Norcross, Georgia and both Non-Invasive-Monitoring Company, Inc. ("NIMCO") and Altea Technologies, Inc. ("ALTEA"), both Delaware Corporations having their principal place of business at 2056 Weems Road, Tucker, Georgia 30385 (each a "Party", collectively "the Parties").

         WHEREAS, the Parties are parties to that certain License and Joint Development Agreement dated March 1, 1996 (the "ORIGINAL AGREEMENT");

         WHEREAS, the Parties have agreed to amend and restate the ORIGINAL AGREEMENT as set forth herein; and,

         WHEREAS, the Parties also entered into an Agreement with Abbott Laboratories ("ABBOTT") dated October 10, 1996 (the "ABBOTT AGREEMENT") and wish to preserve the rights of ABBOTT and of the Parties under the ABBOTT AGREEMENT.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree to be bound by the following terms and conditions.

1.0      DEFINITIONS

         As used herein:

         1.1 "ALTEA MONITORING PATENTS" means those patents, patent applications and patent disclosures set forth on Schedule A2

         1.2 "ALTEA SOLE PATENTS" means those patents, patent applications and patent disclosures set forth on Schedule B1.

         1.3 "AFFILIATE" means, with respect to a Party hereto, any subsidiary controlled by such Party and any entity directly or indirectly controlled by, under common control with, or controlling such Party. For this purpose, "control" means direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity, voting stock, general partnership or membership interest of such entity or the power, whether through ownership of voting securities, by contract or otherwise, to direct or cause the direction of the management and policies of such entity, directly or indirectly, except that a supermajority vote requirement in a shareholder agreement or operating agreement for a limited liability company relating to certain major transactions or


--------------------------------
* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  decisions outside the ordinary course of business shall not be deemed to give control to the entity benefiting from such supermajority voting requirement of such entity. The AFFILIATES of each Party under this Agreement as of the EFFECTIVE DATE are set forth on Schedule F. Each Party shall promptly notify the other of any entities which either become Affiliates or cease to be Affiliates of the notifying party and such entities shall be added to or deleted, respectively, from Schedule F.

         1.4 "BLOCKED PRODUCTS" means, for each BLOCKING PATENT, a product of a Party that is (i) based on MONITORING APPLICATIONS disclosed or claimed in any LICENSED PATENTS (in the case of SRX (or ALTEA and NIMCO, in the event of any termination of SRX's rights to LICENSED PATENTS for MONITORING APPLICATIONS under this Agreement)) or DELIVERY APPLICATIONS (in the case of ALTEA and NIMCO) disclosed or claimed in any LICENSED PATENTS, (ii) has entered clinical testing, is awaiting regulatory clearance, has obtained regulatory clearance or is commercially sold prior to the earlier of issuance or publication of the relevant BLOCKING PATENT, and (iii) which infringes at least one claim of the BLOCKING PATENT. For the avoidance of doubt, (x) a "product" under this Section shall include families of products encompassing the same methodology (e.g., microporation), even if a specific product within such family would not otherwise be a BLOCKED PRODUCT, provided that
                  (i) such product was already in development as evidenced by contemporaneously generated written evidence kept in the ordinary course of business and (ii) at least one such product within such family is otherwise a BLOCKED PRODUCT, and (y) a product shall be deemed to be a BLOCKED PRODUCT if it is in the same family as another BLOCKED PRODUCT except for the substitution of a drug or analyte.

         1.5 "BLOCKING PATENTS" means any patents other than JOINT PATENTS owned by a Party based on inventions made by a SUBCONTRACTOR under an obligation to assign to such Party after the EFFECTIVE DATE or an employee, consultant or other person under an obligation to assign to such Party, invented after the EFFECTIVE DATE and prior to the earlier of (i) any termination of SRX's rights to LICENSED PATENTS for MONITORING APPLICATIONS under this Agreement or (ii) five (5) years after the EFFECTIVE DATE, in either case that are not LICENSED PATENTS, and that would be infringed by, in the case of SRX (or ALTEA or NIMCO, in the event of any termination of SRX's rights to LICENSED PATENTS for MONITORING APPLICATIONS under this Agreement), the use of any MONITORING APPLICATION disclosed or claimed in any LICENSED PATENTS or, in the case of ALTEA or NIMCO, the use of any DELIVERY APPLICATION disclosed or claimed in any LICENSED PATENTS. BLOCKING PATENTS shall not include any patents that are licensed or assigned to a Party by a THIRD PARTY (except any SUBCONTRACTOR or employee, consultant or other person under an obligation to assign patents to such Party) or that are owned by an AFFILIATE of a Party


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  prior to that AFFILIATE becoming an AFFILIATE of a Party or which are owned by an entity that acquires or merges with a Party.

         1.6 "DELIVERY APPLICATION" means introduction of substances into an organism.

         1.7 "JOINT PATENTS" means those patents, patent applications and invention disclosures (i) jointly owned by SRX and ALTEA and assigned into joint ownership pursuant to the ORIGINAL AGREEMENT, (ii) assigned into joint ownership pursuant to
                  Article 2 of this Agreement and as set forth on Schedule A1 or
                  (iii) subsequently assigned into joint ownership pursuant to
                  Section 2.3 of this AGREEMENT. JOINT PATENTS includes any and all continuations, reissues, reexaminations and extensions of the patents, patent applications and invention disclosures described in (i)-(iii) above, in the United States and throughout the world, but excludes any continuations-in-part to the extent they contain new matter not described or disclosed in another patent or patent application that constitutes a JOINT PATENT.

         1.8      "LICENSED PATENTS" means JOINT PATENTS and ALTEA MONITORING
                  PATENTS.

         1.9 "MONITORING APPLICATION" means extraction of substances from an organism.

         1.10 "NET SALES" from a product covered by any VALID CLAIM of the LICENSED PATENTS, including all disposable and non-disposable components associated therewith, means the total gross realization for commercial sale or other commercial transfer or application, including lease and related arrangements, to a THIRD PARTY (except a SUBCONTRACTOR) of such product, including all disposable and non-disposable components associated therewith, by SRX or ALTEA, or their AFFILIATES or their SUBCONTRACTORS, less only deductions for the following to the extent actually paid, and not reimbursed by the THIRD
                  PARTY:

         (a) customary trade, quantity, or cash discounts actually allowed and taken;

         (b) any freight or other transportation costs, insurance charges, duties and tariffs separately invoiced to and paid;

         (c) returns which are accepted by SRX or ALTEA or their AFFILIATES or their SUBCONTRACTORS from such THIRD PARTY in accordance with normal practice and for which credit is given to such THIRD PARTY; and,

         (d)      sales or use taxes which are required to be paid, when paid.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  Where a product covered by a VALID CLAIM of the LICENSED PATENTS is sold, leased or otherwise commercially transferred as one of a number of items without a separate price, or the consideration shall include any non-cash element or is transferred in any manner other than an invoiced sale, NET SALES shall be calculated for such product, including all disposable and non-disposable components associated therewith, as if sold or otherwise commercially transferred with an invoiced sale or lease price at that time in that country.

                  For the avoidance of doubt, NET SALES shall only be calculated once for each product covered by a VALID CLAIM of the LICENSED PATENTS, including all disposable and non-disposable components associated therewith.

         1.11 "NIMCO and/or ALTEA" means the relevant Party having ownership rights in any item of technology.

         1.12 "SRX SOLE PATENTS" means those patents, patent applications and patent disclosures listed on Schedule B2.

         1.13 "SUBCONTRACTOR" means any THIRD PARTY that has entered into an agreement with SRX or ALTEA relating to any LICENSED PATENTS pursuant to which it makes payments to SRX or ALTEA as the context indicates (including those that have been AFFILIATES but cease to be AFFILIATES during the TERM as well as any THIRD PARTY that is a licensee or sublicensee of a THIRD PARTY that has been granted rights pursuant to Section 3.3). "SUBCONTRACTOR" shall not be deemed to include any THIRD PARTY that both (i) does not pay fees to SRX or ALTEA or their respective AFFILIATES or SUBCONTRACTORS based on a percentage of their sales and (ii) purchases products for resale without changing, combining or repackaging the product as delivered by SRX or ALTEA or their respective AFFILIATES.

         1.14 "TERM" means the period commencing on the EFFECTIVE DATE and terminating on the earlier of (a) the date of the last to expire of LICENSED PATENTS containing a VALID CLAIM, or (b) the date of earlier termination pursuant to this Agreement.

         1.15     "TERRITORY" means the entire world.

         1.16 "THIRD PARTY" means a party other than the Parties or their AFFILIATES.

         1.17 "VALID CLAIM" means (a) a claim of a pending patent application that was filed and is being prosecuted in good faith or (b) a claim of an issued and unexpired patent that has not been revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be or is taken within the time allowed for such appeal, and

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.0      ASSIGNMENT OF RIGHTS

         2.1 Each of SRX and ALTEA hereby assigns and shall assign to the other an undivided joint interest (to the extent not already so assigned as of the EFFECTIVE DATE) in each JOINT PATENT listed on Schedule A1 as of the EFFECTIVE DATE and any patent, patent application or patent disclosure determined to be a JOINT PATENT pursuant to Section 2.3 of this AGREEMENT, together with all patents that issue therefrom and all continuations, continuations-in-part, reissues, reexaminations and extensions, in the United States and throughout the world, but excluding any continuations-in-part to the extent they contain new matter not claimed or disclosed in another patent, patent application or invention disclosure that constitutes a JOINT PATENT. For the avoidance of doubt, the obligations of SRX and ALTEA under this Section shall not include any ALTEA MONITORING PATENTS, ALTEA SOLE PATENTS or SRX SOLE PATENTS.

         2.2 ALTEA shall retain ownership of all ALTEA MONITORING PATENTS and ALTEA SOLE PATENTS. SRX shall retain ownership of all SRX SOLE PATENTS.

         2.3      [*]

         2.4      Each Party that is required to assign rights pursuant to
                  Section 2.1 agrees to execute all papers and instruments as necessary to vest such of its rights transferred pursuant to
                  Section 2.1 in such other Party that is the assignee of such rights, no later than thirty (30) days after the EFFECTIVE DATE (or thirty (30) days after the date when such a patent, patent application or patent disclosure is determined to be a JOINT PATENT pursuant to Section 2.3) and at its own expense, in a form reasonably acceptable to the other Party that is the assignee of such rights, and shall take steps to diligently record the same with the United States Patent and Trademark Office and each such similar foreign body, and shall perform any other reasonable acts required to so vest such rights. Each such Party shall promptly provide copies of such executed papers or instruments and any correspondence related to the filings required pursuant to this Section to the other Parties. In the event that any patent, patent application or patent disclosure on Schedule C1 or Schedule C2 is determined to be a JOINT PATENT, then any out-of-pocket costs of filing and prosecution for such patent, patent application or patent disclosure that have previously been paid by ALTEA shall be reimbursed to ALTEA by SRX.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

3.0      GRANT OF LICENSE, SUBCONTRACT RIGHTS AND KNOW-HOW

         3.1      License.

         (a) NIMCO and/or ALTEA hereby grant to SRX the exclusive right and license to use and exploit any LICENSED PATENTS to make, have made, use, market, lease and sell products for MONITORING APPLICATIONS and to practice MONITORING APPLICATIONS in the TERRITORY during the TERM. The right and license granted in this Article 3 are subject to the other provisions of this Agreement.

         (b) SRX hereby grants to ALTEA the exclusive right and license to use and exploit any LICENSED PATENTS to make, have made, use, market, lease and sell products for DELIVERY APPLICATIONS and to practice DELIVERY APPLICATIONS in the TERRITORY during the TERM. The right and license granted in this Article 3 are subject to the other provisions of this Agreement.

         3.2 Blocking Patents. NIMCO and/or ALTEA and SRX agree that no Party (or any AFFILIATES or THIRD PARTIES to which any Party transfers, assigns or licenses its rights under any BLOCKING PATENTS) shall make any claim of infringement or initiate any legal action or lawsuit for infringement relating to any manufacture, use, marketing, sale or lease of any BLOCKED PRODUCTS for the life of any BLOCKING PATENTS; provided that NIMCO and ALTEA's obligations under this Section shall terminate in the event SRX's rights to practice the LICENSED PATENTS for MONITORING APPLICATIONS terminate or expire prior to the end of the TERM.

         3.3 SUBCONTRACT Rights. SRX and ALTEA shall be allowed to grant rights to SUBCONTRACTORS under this Agreement to the extent of such Party's respective rights under this Article 3, subject to such Party remaining primarily liable for its performance under the terms of this Agreement. Any such SUBCONTRACTOR shall be permitted to further license its rights pursuant to this Section. Each of SRX and ALTEA shall use commercially reasonable efforts to monitor its SUBCONTRACTORS to ensure that such SUBCONTRACTORS comply with the terms of this Agreement and shall take all commercially reasonable steps to correct or stop any activities of such SUBCONTRACTORS that violates the terms of this Agreement.

         3.4 Exchanged Information. Each of NIMCO, ALTEA and SRX shall provide to the other during the TERM the categories of information listed on Schedule D (the "EXCHANGED INFORMATION").

         3.5 Limitations. No Party shall have any royalty, licensing or other obligation under this Agreement with respect to any future inventions not included in the

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  LICENSED PATENTS or BLOCKING PATENTS or be required to provide any know-how other than the EXCHANGED INFORMATION.

4.0      DILIGENCE.

         4.1 SRX shall diligently proceed with the development and commercialization, either directly or indirectly with SUBCONTRACTORS, of MONITORING APPLICATIONS covered by the LICENSED PATENTS using resources, including money, personnel and equipment, at least equal to what would normally be applied to such products at similar stage of development and commercial potential in the diagnostics industry and no less than those applied by SRX to comparable products at similar stages of development and commercial potential. [*]

5.0      PAYMENTS AND ROYALTIES

         5.1      Royalties

         (a)      Earned Royalty Amounts.

                  (i) SRX shall pay to ALTEA earned royalties on MONITORING APPLICATIONS of [*] during each calendar quarter of the TERM.

                  (ii) ALTEA shall pay to SRX earned royalties on DELIVERY APPLICATIONS of [*] during each calendar quarter of the TERM.

         (b)      Minimum Royalty Amounts.

                  (i) Prepaid Minimum Royalties. SRX shall pay to ALTEA minimum royalties as set forth on the table below and shall provide to ALTEA, on or before the due date specified for each payment, a notice that such payment has been made, which shall include copies of the wire transfer instructions showing that the payment is set to arrive no later than such due date. SRX may at any time provide written notice to ALTEA that SRX wishes to terminate its rights to the LICENSED PATENTS ("MONITORING RIGHTS TERMINATION NOTICE"), as least as far in advance of the date for payment of minimum royalties as specified in the table below and shall thereafter not be liable for payment of minimum royalties or the amounts set forth below.


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                 PREPAID MINIMUM ROYALTIES
            DUE DATE                     AMOUNT         MINIMUM ADVANCE MONITORING RIGHTS
                                                                TERMINATION NOTICE
         January 2, 2002                  $[*]                         N/A
(or the EFFECTIVE DATE, if later)
               [*]                        $[*]                         [*]
               [*]                        $[*]                         [*]
               [*]                        $[*]                         [*]


                  (ii) Ongoing Minimum Royalties. Beginning with the first calendar quarter of 2005, SRX shall pay to ALTEA minimum royalties forty-five (45) days following March 31st, June 30th, September 30th and December 31st of each calendar year during the TERM, with each quarterly payment equal to [*], adjusted for the increase in the United States Consumer Price Index
                           (CPI) from December 31, 2001 to January 1 of the beginning of each calendar year, for so long as SRX still has rights under the LICENSED PATENTS.

                  (iii) Limitation. In the event that SRX rights to practice LICENSED PATENTS for MONITORING APPLICATIONS terminate for any reason, no additional obligation for or in relation to minimum royalties shall accrue from the date of such termination, except as set forth in Section 10.4(c).

         (c)      Calculation of Royalties.

                  (i) Prior to January 1, 2005, if earned royalties from SRX for a calendar quarter are in excess of the amounts set forth below, SRX shall pay the earned royalty payment described in Section 5.1(a)(i), less the amounts set forth below, subject to (iii) below;

CALENDAR QUARTER      EARNED MINIMUM     CALENDAR QUARTER    EARNED MINIMUM     CALENDAR QUARTER    EARNED MINIMUM
2002 Q1               [*]                2003 Q1             [*]                2004 Q1             [*]
2002 Q2               [*]                2003 Q2             [*]                2004 Q2             [*]
2002 Q3               [*]                2003 Q3             [*]                2004 Q3             [*]
2002 Q4               [*]                2003 Q4             [*]                2004 Q4             [*]
TOTAL                 [*]                                    [*]                                    [*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  (ii)     Beginning on January 1, 2005:

                           (a) if earned royalties from SRX for a calendar quarter are in excess of the minimum payment due for that quarter by SRX to ALTEA, SRX shall pay the earned royalty payment described in Section 5.1(a)(i) in full and no minimum payment pursuant to Section 5.1(b) shall be due for that quarter subject to (iii) below; or

                           (b) if earned royalties from SRX for a calendar quarter are less than the minimum payment due for that quarter by SRX to ALTEA, then SRX shall pay the minimum payment described pursuant to Section 5.1(b) for that quarter subject to (iii) below;

                  (iii) notwithstanding (i) and (ii) above, the application of minimum payments towards earned royalties for each calendar quarter shall be reconciled not only for that quarter but also for the preceding calendar quarters (Q) in that same calendar year. By way of example, for 2005, assuming the earned royalties shown:

                                                PAYMENT DUE TO ALTEA
                                       MINIMUM                       EARNED                       45 DAYS
                                       PAYMENT                      ROYALTY                    AFTER END OF Q
            Q1                          $ [*]                          [*]                         $ [*]
            Q2                          $ [*]                        $ [*]                         $ [*]
            Q3                          $ [*]                        $ [*]                         $ [*]
            Q4                          $ [*]                         $[*]                          $[*]

      TOTAL FOR 2005                     $[*]                         $[*]                          $[*]


         5.2 Timing and Duration of Royalty Payments. Royalties shall be paid in the amounts described in Section 5.1(b)(ii) or Section 5.1(c) in United States dollars each calendar quarter, on or before the latter of (i) forty five (45) days after the end of each calendar quarter of each year during the TERM or (ii), as to the portion of any royalties payable by a Party with respect to NET SALES by a SUBCONTRACTOR, the earlier of (x) fifteen (15) days after the receipt from the SUBCONTRACTOR of a PARTY of the monies on which such royalties are due or (y) one hundred eighty (180) days from the end of any calendar quarter for

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  which royalties are due regardless when such monies are received from a SUBCONTRACTOR.

         5.3      Credits; Carry-Over.

         (a) Prosecution of Patents. Beginning on January 1, 2005, SRX or ALTEA shall be able to credit up to fifty percent (50%) of the costs and expenses paid by such Party per calendar year for the prosecution of LICENSED PATENTS pursuant to Section 8.1(e), not including any maintenance fees paid by such Party, up to a maximum of twenty percent (20%) of earned royalties due by such Party in any given year; provided that such credit shall only apply to those earned royalty amounts that are due [*], adjusted for the increase in the United States Consumer Price Index (CPI) from December 31, 2001 to January 1 of the beginning of each calendar year. For the avoidance of doubt, credits for prosecution of patents can be carried over from year-to-year until fully utilized.

         (b)      [*]

         (c) Maximum Credits. In no event shall SRX be permitted to combine credits under Section 5.3(a) and 5.3(b) after January 1, 2005, such that the payments due in any calendar quarter to ALTEA from SRX are lower than the minimum payments that would be due for such calendar quarter pursuant to Section 5.1(b)(ii).

         5.4      Payment Information.

         (a) For all payments due from SRX to ALTEA under this AGREEMENT, SRX shall make such payments by wire transfer to the account specified below or any other account as may be specified by ALTEA from time to time.

                  [*]

         (b) For all payments due from ALTEA to SRX under this AGREEMENT, ALTEA shall make such payments by wire transfer to the account specified below or any other account as may be specified by SRX from time to time.

                  [*]

         5.5 Late Payments. Except for the payments described in Section 5.1(b)(i), any payment that is not paid by its due date shall be charged interest on the unpaid balance at the annual rate of the prime rate quoted by the Wall Street Journal plus seven percent (7%) compounded daily or the highest rate available under applicable laws, whichever is lower; provided, however, that the interest rate shall be the prime rate quoted by the Wall Street Journal plus two percent (2%) in the event such payment is required after an audit conducted pursuant to
                  Section 6


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  that has revealed an underpayment of less than five percent (5%) and such underpayment was not willful.

         5.6 Exchange Rate. All payments provided in this Agreement shall be made in USD and based on the exchange rate for the last business day of the calendar month in which such sales occurred, as calculated using the midpoint of the rates quoted by the Wall Street Journal, or the rate quoted by Citibank N.A. or another mutually acceptable United States bank in the absence of a quotation by the Wall Street Journal.

         5.7 No Multiple Royalties. No multiple royalties shall be payable because any product is covered by more than one patent claim.

6.0      RECORDS

         6.1 Records of Sales. SRX and NIMCO and/or ALTEA shall at all times during the TERM and for a period of two (2) years after termination or expiration of this Agreement keep at its principal place of business true and accurate records of all sales or other commercial applications or for which royalties may be due pursuant to Article 5 in such form and manner that all payments owed hereunder to SRX or ALTEA may be readily and accurately determined; provided, however, that this Section shall not require a Party to keep records in a manner other than that normally used in the ordinary course of business.

         6.2 Inspection by NIMCO and/or ALTEA. Once annually, an independent accountant or auditor chosen by NIMCO and/or ALTEA shall have the right, at NIMCO and/or ALTEA's expense, during normal business hours and after providing at least ten (10) business days' notice, during the TERM and for two (2) years thereafter, to examine those records of SRX or any of its respective AFFILIATES which may reasonably be needed for the purpose of verifying the amounts owed to NIMCO and/or ALTEA under this Agreement, and the accuracy of the reports furnished by SRX under Article 7 and such independent accountant or auditor shall maintain the confidentiality of all confidential information obtained by it from examination of SRX's records and shall use such information only for the purposes of this Agreement. If the results of such inspection show that SRX had underpaid NIMCO and/or ALTEA by five percent or greater ( =5%) in any calendar year, then costs of such inspection shall be paid for by SRX. In any event, SRX shall pay the outstanding balance owed to NIMCO and/or ALTEA including interest determined pursuant to Section 5.5.

         6.3 Inspection by SRX. Once annually, an independent accountant or auditor chosen by SRX shall have the right, at SRX's expense, during normal business hours and after providing at least ten
                  (10) business days' notice, during the TERM, and for two (2) years thereafter, to examine those records of ALTEA or NIMCO or any of their AFFILIATES which may reasonably be needed for the purpose of verifying

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  the amounts owed to SRX under this Agreement and the accuracy of the reports furnished by ALTEA under Article 7 of this Agreement and such independent accountant or auditor shall maintain the confidentiality of all confidential information obtained by it from examination of ALTEA's records and shall use such information only for the purposes of this Agreement. If the results of such inspection show that ALTEA had underpaid SRX by five percent or greater (=5%) in any year, then costs of such inspection shall be paid for by ALTEA. In any event, ALTEA shall pay the outstanding balance owed to SRX including interest determined pursuant to section 5.5.

7.0      REPORTS

         7.1      Quarterly Reports of SRX. When making each payment pursuant to
                  Section 5.2, SRX shall prepare and deliver to NIMCO and/or ALTEA a true and accurate report, giving such particulars of the business (including the identities and quantities (unless a SUBCONTRACTOR does not provide quantity information) of each product sold) conducted by SRX, its AFFILIATES, and its SUBCONTRACTOR(S) during the preceding calendar quarter as is required to calculate the payment and royalties due ALTEA hereunder. If no payment is due for a particular calendar quarter, SRX shall so report.

         7.2 Quarterly Reports of ALTEA. When making each payment pursuant to Section 5.2, ALTEA shall prepare and deliver to SRX a true and accurate report, giving such particulars of the business (including the identities and quantities (unless a SUBCONTRACTOR does not provide quantity information) of each product sold) conducted by ALTEA, its AFFILIATES, and its SUBCONTRACTOR(S) during the preceding calendar quarter as is required to calculate the payment and royalties due SRX hereunder and if, for any calendar quarter after ALTEA has an obligation to pay under Section 5.1(a)(ii), no payment is due for a particular calendar quarter, ALTEA shall so report.

8.0      INTELLECTUAL PROPERTY

         8.1      Patent Prosecution.

         (a) The Parties shall jointly engage mutually-acceptable counsel to perform patent filing and prosecution for all LICENSED PATENTS. [*] Such counsel shall keep all Parties informed regarding all relevant information related to such filing and prosecution.

         (b)      [*]

         (c) The patent counsel shall keep all Parties informed as to the status of any patent, patent application or patent disclosure being handled by such counsel. [*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         (d) In the event a patent application subject to Section 8.2 is or has been divided by patent counsel or the United States Patent and Trademark Office or similar foreign body into a portion related exclusively to DELIVERY APPLICATIONS of LICENSED PATENTS and a portion not exclusively related to DELIVERY APPLICATIONS of LICENSED PATENTS, SRX shall assign all of its right, title and interest in and to the divisional application related exclusively to DELIVERY APPLICATIONS of LICENSED PATENTS to ALTEA; provided, however, that such application and any patents issued therefrom shall be deemed to remain JOINT PATENTS solely for the purposes of calculating and paying royalties under Article 5. The divisional application not related exclusively to DELIVERY APPLICATIONS of LICENSED PATENTS shall remain a JOINT PATENT.

         (e)      Expenses

                  (i) [*] The patent counsel shall allocate maintenance fees for issued patents based on the proportion of issued claims related to DELIVERY APPLICATIONS of LICENSED PATENTS and MONITORING APPLICATIONS of LICENSED PATENTS.

                  (ii) In the event a patent application included in the LICENSED PATENTS is divided pursuant to Section 8.1(d) into a portion related exclusively to DELIVERY APPLICATIONS and a portion not exclusively related to DELIVERY APPLICATIONS, ALTEA shall pay all costs and expenses for patent counsel and all maintenance fees for that divisional application related exclusively to DELIVERY APPLICATIONS.

                  (iii) In the event SRX determines that it no longer desires to pay as set forth in Section 8.1(e)(i) for the prosecution of any LICENSED PATENT in any country, SRX shall immediately assign all of its right, title and interest in and to such LICENSED PATENT to ALTEA, and SRX shall have no further rights under such LICENSED PATENT in any such country. Notwithstanding the foregoing, SRX shall not be required to so assign such LICENSED PATENT in the event (i) the decision to discontinue the prosecution of such LICENSED PATENT is made as part of a good-faith strategic decision to maintain the broadest possible patent protection for the LICENSED PATENTS, and (ii) the invention claimed by such LICENSED PATENT is contained within the subject matter of another JOINT PATENT or SRX immediately assigns an undivided joint interest in such patent application to ALTEA, together with all patents that issue therefrom and all continuations, continuations-in-part, reissues, reexaminations and extensions, in the United States and throughout the world.

         8.2      Enforcement and Defense of Licensed Patents.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  (a) Each of NIMCO, ALTEA and SRX shall give prompt notice to the other Parties of any notice of infringement, offer to license intellectual property or claim of invalidity or unenforceability that it receives from any THIRD PARTY related to LICENSED PATENTS, any opposition, reexamination or reissue proceeding, or any infringement, threatened infringement or suspected infringement of any LICENSED PATENT by any THIRD PARTY that shall at any time come to its knowledge together with such detailed information as shall from time to time be available to such Party relating to such notice, offer, infringement or threatened or suspected infringement or claim of invalidity or unenforceability. For the avoidance of doubt, an "offer to license" under this Section shall not include negotiations with THIRD PARTIES to license intellectual property conducted in the ordinary course of business.

                  (b) ALTEA and SRX agree to take commercially reasonable actions to protect their rights in the LICENSED PATENTS in all parts of the TERRITORY in which a patent application or patent is present or patent application can be filed concerning LICENSED PATENTS to which SRX or ALTEA has rights, including defending against actions brought by THIRD PARTIES alleging the invalidity or unenforceabiltiy of any LICENSED PATENTS and taking commercially reasonable actions against potential infringers, including SUBCONTRACTORS, provided, however, that SRX shall have no obligations pursuant to this Section 8.2(b) subsequent to the date of termination of its rights to the LICENSED PATENTS .

                           (i) If any action at issue relates exclusively to MONITORING APPLICATIONS of LICENSED PATENTS or to both MONITORING APPLICATIONS of LICENSED PATENTS and DELIVERY APPLICATIONS of LICENSED PATENTS, ALTEA and SRX shall proceed jointly in the initiation and management of such action in the event that both Parties consider such action to be commercially reasonable. [*]

                                    (a)      Factors to be included in the
                                             assessment of whether any action is
                                             commercially reasonable shall
                                             include:

                                             -        [*]

                                             -        [*]

                                             -        [*]

         [*]      (b) [*]

                  (ii) If any action at issue, or any portion of an action, relates exclusively to DELIVERY APPLICATIONS of LICENSED PATENTS, ALTEA shall

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                           have sole control over the initiation and management of such action, or such portion of an action; [*]

                  (iii) SRX shall be responsible for all costs and expenses related to actions involving MONITORING APPLICATIONS of LICENSED PATENTS and ALTEA shall be responsible for all costs and expenses related to actions involving DELIVERY APPLICATIONS of LICENSED PATENTS. Both SRX and ALTA shall share equally in costs and expenses in actions related to both MONITORING APPLICATIONS of LICENSED PATENTS and DELIVERY APPLICATIONS of LICENSED PATENTS.

         (c) Notwithstanding Section 8.2(b), if one Party (the "ENFORCING PARTY") chooses to take any action, including bringing a counterclaim or similar claim in an existing proceeding, related to the JOINT PATENTS and the other Party (the "BYSTANDER PARTY") elects not to participate, the ENFORCING PARTY electing to bring such action shall have the right to conduct the action in the name of all Parties hereto, but shall bear all costs and expenses related to such action, receive all benefits received if such action is successful, and indemnify the other Parties as described in Section 13 therefor. For the avoidance of doubt, any Party shall be entitled to make a motion to join as a co-party in any action brought pursuant to this Section 8.2(b).

         8.3 Cooperation. In any suit any Party may commence or defend against a THIRD PARTY pursuant to its rights under this Agreement in order to enforce or defend the validity or enforceability of the LICENSED PATENTS, the other Parties shall, at the request of the Party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available without delay relevant records, papers, information, samples, specimens and the like. The Party requesting any such action shall reimburse the cooperating Party for all reasonable out-of-pocket expenses incurred in connection with such cooperation.

9.0      CONFIDENTIALITY

         9.1      Confidentiality Nondisclosure. During the TERM and for seven
                  (7) years thereafter without regard to the means of termination or expiration, neither SRX, NIMCO, nor ALTEA, nor any of their respective AFFILIATES shall reveal or disclose to THIRD PARTIES any confidential information received from the other Party under this Agreement or under prior agreements without first obtaining the written consent of the other Party, except (i) as may be required for regulatory submissions, subject to seeking confidential treatment where available; (ii) as may be required to be disclosed to an agency or as otherwise required by law, or court order, subject to seeking confidential treatment where available. This confidentiality obligation shall not apply to such information (a) which is or

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  becomes a matter of public knowledge other than through breach of this Agreement; (b) is or was already in the possession of the receiving Party prior to the time of receipt of such information either under this Agreement or under prior agreements; (c) is disclosed non-confidentiality to the receiving Party by a THIRD PARTY having the right to do so, or
                  (d) is subsequently and independently developed by employees of the receiving Party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

         9.2 Scope of Confidentiality. SRX, NIMCO, and ALTEA agree to limit the disclosure of any technical data and information or other confidential information received hereunder to such employees and consultants as are reasonably necessary to carry out the provisions of this Agreement and such employees and consultants are likewise bound by the provisions of this
                  Article 9. In addition, any Party may disclose confidential information to which such Party has rights pursuant to this Agreement related to LICENSED PATENTS to THIRD PARTIES under conditions at least as stringent as those in Section 9.1 at any time. If after termination or expiration, or, in the case of SRX, if SRX no longer has rights under Section 3.1(a), any Party has rights to all confidential information generated under this Agreement, then such Party shall not be restricted in its use of such confidential information.

10.0     TERM AND TERMINATION.

         10.1 Duration. The term of this Agreement shall be the TERM as defined in Section 1.14 unless otherwise earlier terminated as described in this Article or elsewhere in this Agreement.

         10.2 Termination for Breach. In the event that either Party materially breaches this Agreement , the other Party shall have the right and option, in addition to all other legal and equitable rights and remedies available to it, to terminate this Agreement by giving written notice to the other Party in the event such breach is not cured within thirty (30) days of receiving such notice. If the Party so notified believes there has been no material breach or the Parties disagree as to whether such breach has been cured, such Party may pursue arbitration as provided in Section 14.4, and the Party claiming breach may only terminate this Agreement in the event such arbitration determines that a default has occurred and such default is not cured within thirty (30) days after the decision of the arbitration panel. [*] For the avoidance of doubt, the failure to pay minimum royalties when due pursuant to Section 5.1(b) shall be deemed to be a material breach of this Agreement, subject to the provisions of Section 10.5(c) below.

         10.3 Termination by SRX. SRX shall have the right at its sole discretion to terminate this Agreement upon three (3) months prior written notice, except that such notice

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  period shall be six (6) months if such notice is given at any time after the end of the first calendar year in which NET SALES of a LICENSED PRODUCT licensed to SRX pursuant to
                  Section 3.1(a) of this AGREEMENT have [*].

         10.4     Termination of Rights to Licensed Patents by SRX.

         (a) SRX shall have the right at its sole discretion to terminate its rights to the LICENSED PATENTS by at least one (1) month notice prior to June 25, 2002 and two (2) months notice prior October 26, 2002 and March 26, 2003.

         (b) SRX's rights to the LICENSED PATENTS shall terminate immediately upon the failure of SRX to make when due the payments specified in Section 5.1(b)(i) on or before the date specified and the failure of SRX to, upon notice from ALTEA, cure such failure within five (5) days of such notice.

         (c) In the event SRX's rights to the LICENSED PATENTS terminate as specified in Section 10.4(b), either (i) [*] or (ii) this Agreement shall immediately terminate, and SRX shall not be required to pay the amounts set forth in this Section. In either case, SRX shall not be required to pay the amounts set forth in Section 5.1(b)(i).

         10.5     Effect of Termination.

         (a) Transfer of Technology to ALTEA. SRX shall immediately, upon the earlier of (x) any advance notice by SRX of termination (unless such notice is given pursuant to Section 10.2 and ALTEA immediately provides written notice to SRX of its intention to cure such breach within thirty (30) days or to pursue arbitration), (y) the date of any termination (but not expiration) of this Agreement or (z) the termination of SRX's rights to the LICENSED PATENTS pursuant to Section 10.4, assign and transfer to ALTEA all of its right, title and interest in and to all its LICENSED PATENTS and any ownership and possession of any know-how, data, documents, patents and patent applications and all associated facts related thereto necessary to practice the LICENSED PATENTS, as well as any all, data, documents, regulatory submissions or regulatory approvals and any correspondence related thereto, any internal memoranda of SRX relating to its SUBCONTRACTORS and all correspondence between SRX and any of its SUBCONTRACTORS (except (i) any documents for which SRX has a valid claim of privilege or (ii) any documents that contain any confidential information of a THIRD PARTY and that SRX is prohibited from disclosing pursuant to written contractual confidentiality obligations to such THIRD PARTY that predate the dates set forth in Section 10.5(a)(x), (y) or (z), and as to which SRX provides a log to ALTEA identifying all such documents), and ALTEA shall have the right to commence the development and/or commercialization in the field of MONITORING APPLICATIONS. ALTEA shall treat all information transferred pursuant to this
                  Section 10.5(a) as confidential pursuant to Article 9.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         (b) License to SRX. In the event that SRX terminates this Agreement pursuant to Section 10.2, ALTEA and NIMCO shall immediately grant to SRX an exclusive, paid-up, royalty-free right and license (including the right to grant sublicenses) to use and exploit any ALTEA MONITORING PATENTS to make, have made, use, market, lease and sell products and to practice MONITORING APPLICATIONS in the TERRITORY and ALTEA shall immediately provide to SRX copies of any know-how, data, documents, patents and patent applications and all associated facts related thereto necessary to practice ALTEA MONITORING PATENTS for MONITORING APPLICATIONS, as well as any all, data, documents, regulatory submissions or regulatory approvals and any correspondence related thereto, any internal memoranda of ALTEA relating to its SUBCONTRACTORS relating to such patents for such applications and all such correspondence between ALTEA and any of its SUBCONTRACTORS (except (i) any documents for which ALTEA has a valid claim of privilege or (ii) any documents that contain any confidential information of a THIRD PARTY and that ALTEA is prohibited from disclosing pursuant to written contractual confidentiality obligations to such THIRD PARTY that predate obligations under this Section 10.5(b), and as to which ALTEA provides a log to SRX identifying all such documents). SRX shall treat all information transferred pursuant to this Section 10.5(b) as confidential pursuant to
                  Article 9.

         (c) Payment Obligations. In all cases upon expiration or termination of this Agreement or the termination of SRX's rights to the LICENSED PATENTS (whether or not this Agreement as a whole terminates), no further payments shall be due by any Party, except for (i) any payments owed or accrued up to and including the date of such expiration or termination, including any penalties, late payment fees or interest, and
                  (ii) if SRX's rights to LICENSED PATENTS for MONITORING APPLICATIONS have terminated but this Agreement does not expire or terminate, any payments due to SRX by ALTEA pursuant to Section 5(a)(ii) of this Agreement . For the avoidance of doubt, if this Agreement terminates in accordance with Section 10.4(c), SRX shall not be required to pay any amounts set forth in part (i) of that Section.

         10.6 The expiration or termination of this Agreement shall not affect any rights and obligations of the Parties under this Agreement that are intended by the Parties to survive such termination. Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive expiration or termination hereof: Article 1 (to the extent definitions apply to termination or expiration events),
                  Article 9, Article 12, Section 3.2, Section 10.5 and Section 14.17.

         10.7 In the event that the Agreement shall terminate or SRX shall cease to have rights to the LICENSED PATENTS in circumstances where ABBOTT shall obtain any rights to LICENSED PATENTS directly from NIMCO and ALTEA, then this Agreement shall be of no effect to the extent it would modify in any way

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  the rights of or any payments due from or other obligations of ABBOTT to or from NIMCO or ALTEA.

         10.8 Neither Party shall be entitled to any compensation whatsoever as a result of termination or expiration of this Agreement, but without limiting either Party's damages for any breach of this Agreement.

11.0     WARRANTIES AND CONVENANTS

         11.1     General. [*]

         11.2 NIMCO and ALTEA Representations, Warranties and Covenants. As of the EFFECTIVE DATE, [*] NIMCO and/or ALTEA warrant, represent and covenant to SRX that (i) they are owners of the interests to be conveyed in the LICENSED PATENTS and that they are not aware of any THIRD PARTY claims or rights to such interests, except as noted in Section 11.1 and Exhibit 2; and
                  (ii) they have disclosed (or shall disclose pursuant to Section 2.3) all patents, patent disclosures and patent applications or any other invention, as listed on Schedules A, B or C1 or as to be listed on Schedule C2 pursuant to Section 2.3(b), which relate in any way to either MONITORING APPLICATIONS or DELIVERY APPLICATIONS and which either ALTEA or NIMCO or any of their AFFILIATES has any ownership rights or which any employee, consultant or other person (including a SUBCONTRACTOR) is under an obligation to assign to ALTEA or NIMCO.

         11.3 SRX Representations, Warranties and Covenants. SRX warrants and represents that it is fully aware of and has reviewed [*] and the LICENSED PATENTS, and that it is entering into this Agreement with this knowledge. As of the EFFECTIVE DATE, [*] SRX warrants, represents and covenants to ALTEA and NIMCO that
                  (i) SRX is the owner of the interests to be conveyed in the JOINT PATENTS and that it is not aware of any THIRD PARTY claims or rights to such interests; and, (ii) it has disclosed (or shall disclose pursuant to Section 2.3) all patents, patent disclosures and patent applications or any other invention, as listed on Schedules A, B or C1 or as to be listed on Schedule C2 pursuant to Section 2.3(b), which relate in any way to either MONITORING APPLICATIONS or DELIVERY APPLICATIONS and in which it or any of its AFFILIATES has any ownership rights or which any employee, consultant or other person (including a SUBCONTRACTOR) is under an obligation to assign to SRX [*]

11.4 NO PARTY MAKES ANY WARRANTY, OTHER THAN AS STATED IN SECTIONS 11.1, 11.2 AND 11.3, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENTS. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

11.5 IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EXCEPT FOR DAMAGES ARISING OUT OF BREACH BY THAT PARTY OF THIS AGREEMENT.

12.0     INDEMNIFICATION

         12.1 SRX shall (and shall require its SUBCONTRACTORS to) indemnify, hold harmless, and defend NIMCO and ALTEA, their directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents from and against any and all monetary losses including but not limited to any claims (including but not limited to claims for injury to tangible property or the environment, and claims for injury to persons and other product liability claims), legal actions, lawsuits, and the like made or filed by THIRD PARTIES (including but not limited to directors, officers, employees, and agents of SRX) against or naming NIMCO and/or ALTEA, their directors, officers, employees, permitted successors and assigns, AFFILIATES, consultants and agents (collectively "NIMCO/ALTEA LOSSES"), and shall pay reasonable attorneys fees of NIMCO and ALTEA directly connected with such NIMCO/ALTEA LOSSES, relating to any activities undertaken by SRX, its AFFILIATES or SUBCONTRACTORS relating to any aspect of use of the LICENSED PATENTS or the subject matter of this Agreement, including any NIMCO/ALTEA LOSSES relating to the enforcement of the LICENSED PATENTS by SRX without the agreement of ALTEA pursuant to
                  Section 8.2(c), provided that any activities undertaken by Jonathan Eppstein (JAE) as part of his employment by SRX prior to the EFFECTIVE DATE or its successors or assigns and any activities undertaken by NIMCO or ALTEA or their AFFILIATES or SUBCONTRACTORS with the prior consent of SRX, with prior or subsequent confirmation in writing, shall be deemed to be activities of SRX for the purposes of this indemnity.

         12.2 NIMCO and/or ALTEA shall (and shall require their SUBCONTRACTORS to) indemnify, hold harmless, and defend SRX, its directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents from and against any and all monetary losses including, but not limited to any claims (including but not limited to claims for injury to tangible property or the environment, and claims for injury to persons and other product liability claims), legal actions, lawsuits, and like made or filed by THIRD PARTIES (including but not limited to directors, officers, employees, and agents of NIMCO and/or ALTEA other than JAE in his role as employee of SRX or is successors or assigns) against or naming SRX, its directors, officers, employees, permitted successors and assigns, AFFILIATES, consultants and agents (collectively "SRX LOSSES"), and shall pay reasonable attorneys fees of SRX directly connected with such SRX LOSSES relating to any activities undertaken after March 1, 1996 by NIMCO or ALTEA, their AFFILIATES or SUBCONTRACTORS relating to any aspect of use of the LICENSED PATENTS or the subject matter of this Agreement, including any


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  SRX LOSSES relating to the enforcement of the LICENSED PATENTS by NIMCO or ALTEA without the agreement of SRX pursuant to
                  Section 8.2(c), other than as indemnified and defended by SRX pursuant to Section 12.1. For purposes of clarification, the agreement of the Parties is that Section 12.1 shall without limiting its generality indemnify and defend NIMCO and ALTEA against all product liability claims arising out of commercialization of LICENSED PATENTS by SRX or its AFFILIATES or SUBCONTRACTORS and that Section 12.2 shall without limiting its generality indemnify and defend SRX against all product liability claims arising out of commercialization of LICENSED PATENTS by ALTEA or its AFFILIATES or SUBCONTRACTORS.

         12.3     [*]

         12.4     [*]

         12.5     [*]

13.0     RELEASE OF CLAIMS

         13.1     [*]

14.0     MISCELLANEOUS AND GENERAL

         14.1     Independent Contractor.

         (a) SRX's relationship to NIMCO and ALTEA hereunder, whether as a licensee, licensor or joint owner, shall be that of an independent contractor only. SRX shall not be the agent of NIMCO or ALTEA and shall have no authority to act for or on behalf of NIMCO or ALTEA in any matter. Persons retained by SRX as employees or agents shall not by reason thereof be deemed to be employees or agents of NIMCO or ALTEA.

         (b) NIMCO or ALTEA's relationship to SRX hereunder, whether as a licensee, licensor or joint owner, shall be that of an independent contractor only. NIMCO or ALTEA shall not be the agent of SRX and shall have no authority to act for or on behalf of SRX in any matter. Persons retained by NIMCO as employees or agents shall not by reason thereof be deemed to be employees or agents of SRX.

         14.2 Patent Marking. SRX and ALTEA agree to mark the products covered by LICENSED PATENTS sold in the United States with all applicable United States patent numbers. All products shipped to or sold in other countries shall be to the extent practical marked in such a manner as to conform with the patent laws and practice of the country of sale.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         14.3 Interpretation. In this Agreement, the singular shall include the plural and vice versa, the word "including" shall be deemed to be followed by the phrase "without limitation", and the term "product" shall be deemed to mean "product, use or application".

         14.4 Resolution of Disputes. In the event the Parties have a dispute or claim of any kind arising under this Agreement that they are unable to resolve through direct communications, such dispute shall be resolved through arbitration pursuant to the commercial rules of the American Arbitration Association, except as specifically set forth in this Section or Section 2.3, with one arbitrator chosen by NIMCO and/or ALTEA, one arbitrator chosen by SRX, and the third arbitrator chosen by the proceeding first two arbitrators. The Parties shall be permitted to take discovery as described in the commercial rules of the American Arbitration Association; provided, however, that (i) the Parties shall within ten (10) days enter into a protective order in substantially the same form that the Parties have executed for the arbitration pending as of the EFFECTIVE DATE and (ii) each Party shall be limited to a total of no more than three (3) individual depositions of no more than one (1) day (with customary breaks totaling no less than forty-five (45) minutes each day) and no more than twenty-four (24) total hours of depositions. Each Party shall choose its arbitrator no later than ten (10) business days after notice of a dispute has been provided, and such arbitrators shall choose the third arbitrator within ten (10) days thereafter. Responses to written discovery requests shall be provided within twenty (20) days. Any discovery, including depositions, shall be completed no later than sixty (60) days after the notice of dispute has been provided. The hearing shall be held no later than ninety (90) days after the notice of dispute has been provided, and the arbitrators shall render their decision no later than fifteen (15) days thereafter. The losing Party shall pay all costs of the arbitration, including the other Party's reasonable costs including attorney fees, or, if the arbitration is decided partially in favor of each Party, the arbitrators will apportion costs according to the outcome. The arbitrators shall provide detailed written reports explaining the reasoning behind their ruling.

         14.5 No term or condition of this Agreement shall be considered waived unless reduced to writing and duly executed by an officer of the waiving Party. Any waiver by any Party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement, of that term or condition or any other term or condition hereof.

         14.6 Neither Party shall by virtue of this Agreement have any power to bind the other to any obligation, nor shall this Agreement create any relationship of agency, partnership or joint venture.

         14.7 Legal Compliance. SRX and ALTEA shall comply with all rules and regulations in any country of the TERRITORY in which the Parties, their AFFILIATES or

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  their SUBCONTRACTOR(S) are selling, leasing or otherwise commercially transferring products covered by the LICENSED PATENTS.

         14.8 Notices. Any notices required or permitted to be given hereunder shall be in writing in the English language and shall be delivered in person or by Federal Express (or other reputable express courier service documenting proof of receipt). The Parties may change the address at which notice is to be given by giving notice to the other Party as herein provided. All notices shall be deemed effective upon the courier confirmed receipt by the Party to whom it is addressed, or upon personal delivery.

                  If to SRX:             Mr. Mark A. Samuels
                                         SpectRx, Inc.
                                         6025A Unity Drive
                                         Norcross, Georgia 30071
                                         Facsimile: (770) 242-8723

                  With a copy to:        Joseph Bankoff, Esq.
                                         King & Spalding
                                         191 Peachtree Street
                                         Atlanta, Georgia 30303
                                         Facsimile: (404) 572-5100

                  If to NIMCO:           Dr. Deborah A. Eppstein
                                         Non-Invasive Monitoring Company, Inc.
                                         2401 Foothill Drive
                                         Salt Lake City, Utah 84109
                                         Facsimile:  (801) 464-6116

                  With a copy to:        Jonathan A. Eppstein
                                         Non-Invasive Monitoring Company, Inc.
                                         2056 Weems Rd.
                                         Tucker, Georgia 30084
                                         Facsimile: (770) 270-0399

                  and a copy to:         Stephen Johnson, Esq.
                                         Kirkland & Ellis
                                         153 East 53rd Street
                                         New York, New York 10022-4675
                                         Facsimile: (212) 446-4900
* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  and a copy to:         Jack Almond, Esq.
                                         Rogers & Hardin
                                         700 International Towers
                                         229 Peachtree Street NE
                                         Atlanta, GA 30303
                                         Facsimile: (404) 525-2224

                  If to ALTEA:           Dr. Deborah A. Eppstein
                                         Altea Technologies, Inc.
                                         2401 Foothill Drive
                                         Salt Lake City, Utah 84109
                                         Facsimile:  (801) 464-6116

                  With a copy to:        Jonathan A. Eppstein
                                         Non-Invasive Monitoring Company, Inc.
                                         2056 Weems Rd.
                                         Tucker, Georgia 30084
                                         Facsimile: (770) 270-0399

                  and a copy to:         Stephen Johnson, Esq.
                                         Kirkland & Ellis
                                         153 East 53rd Street
                                         New York, New York 10022-4675
                                         Facsimile: (212) 446-4900

                  and a copy to:         Jack Almond, Esq.
                                         Rogers & Hardin
                                         700 International Towers
                                         229 Peachtree Street NE
                                         Atlanta, GA 30303
                                         Facsimile: (404) 525-2224

Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that any notice made by telex, facsimile or cable shall be deemed to have been given when actually received (and not when the sending Party receives automatic acknowledgement by such telex, facsimile or cable device).

         14.9 Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, terrorism, rebellion, accident, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the Party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the Party prevented from complying shall use its best efforts to remove such disability within thirty (30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the event not more than five (5) working days from the time of the event. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. Notwithstanding the foregoing, in the event that a material event of force majeure shall continue for a period of longer than six (6) months, then the Party unaffected by such event may terminate this Agreement by not less than ninety
                  (90) days written notice of termination to the other Party.

         14.10 License of Intellectual Property. For purposes of Section 365(n) of the United States Bankruptcy Code, all rights and licenses granted under this Agreement are, and shall be deemed to be, licenses of rights to "Intellectual Property" as defined under Section 101(35A) of such code. The Parties agree that any licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code, including but not limited to the right to continue to exercise the rights licensed under this Agreement following the bankruptcy of the other Party.

         14.11 Assignments and Inurement. Except to the extent otherwise herein provided, no Party shall grant, transfer, convey, or otherwise assign any of its rights or delegate any of its obligations, except upon the occurrence of the sale of all or substantially all the assets of a Party as relates to LICENSED PATENTS to a THIRD PARTY, provided such THIRD PARTY agrees to comply with the terms of this Agreement; provided however that the Parties agree that SRX shall not be permitted to partially assign its rights or delegate its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto. Notwithstanding the foregoing, any Party shall be permitted to perform this Agreement in whole or in part through its AFFILIATES, provided that such Party shall be responsible and liable for performance by that AFFILIATE.

         14.12 Entire Agreement. This Agreement supersedes all prior agreements, both verbal and written, between NIMCO and SRX, and between ALTEA and SRX, with respect to the subject matter hereof including the ORIGINAL AGREEMENT (except pursuant to Section 10.7) and constitutes the entire agreement between the Parties with respect to the subject matter hereof, and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the affected Parties hereto.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         14.13 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.

         14.14 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their Agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose, to the extent possible, with similar economic benefits to each of the Parties of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, NIMCO and/or ALTEA or SRX shall have the right to terminate this Agreement and the rights granted herein shall terminate unless the Parties agree to other terms with comparable economic benefit to each Party.

         14.15 Choice of Law. This Agreement is acknowledged to have been made under and shall be construed in accordance with the laws of the State of Delaware, United States of America as they apply to contracts made and performed entirely within such state.

         14.16 Public Statements. The Parties agree to make no public statements except (i) the separate press releases set forth on
                  Exhibit 3 or any other press releases as may be mutually agreed or (ii) on the topics set forth in Exhibit 4, except as may be required by law, rule or registration. Statements to potential investors or SUBCONTRACTORS shall not be deemed to be in violation of this Section, provided, however, that any financial terms disclosed to SUBCONTRACTORS shall (to the extent not previously disclosed in permitted press releases) be subject to confidentiality requirements consistent with those set forth in Article 9 of this AGREEMENT. In the event that any Party intends to disclose this Agreement to the United States Securities and Exchange Commission or any stock exchange, the Parties shall confer with respect to the terms, context, format, and text of such disclosure, provided that if, upon advice of counsel, the Party subject to compliance with the rules and regulations of the United States Securities and Exchange Commission and any such applicable stock exchanges determines that those rules and regulations require a specific portion of the Agreement to be disclosed, then such disclosure shall be permitted.


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

         14.17 Further Assurances. Each Party (the "ASSIGNING PARTY") agrees to execute in a form reasonably acceptable to the others and deliver at the reasonable request of another Party, its successors, assigns or other legal representatives, (the "REQUESTING PARTY") all papers and instruments prepared by such REQUESTING PARTY, and to perform any other reasonable acts such REQUESTING PARTY may require as necessary to vest all of the ASSIGNING PARTY's rights, title and interest that may be required under this Agreement by such REQUESTING PARTY.

         IN WITNESS WHEREOF, the Parties have hereunto signed this Agreement with the EFFECTIVE DATE hereinbefore referred to:

SpectRx, Inc.                                    Altea Technologies, Inc.

By: /s/ Thomas H. Muller, Jr.                    By: /s/ Deborah Eppstein
    --------------------------------------           ---------------------------
Title: Executive Vice President and Chief        Title: Chief Executive Officer
       -----------------------------------              ------------------------
       Financial Officer
       -----------------------------------

Title:
Non-Invasive Monitoring Company, Inc.

By: /s/ Deborah Eppstein
    -----------------------------------------

Title: Chief Executive Officer
       --------------------------------------


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE A1
                                  JOINT PATENTS

[*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE A2
                            ALTEA MONITORING PATENTS

                                      [*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE B1
                               ALTEA SOLE PATENTS

[*]

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE B2
                                SRX SOLE PATENTS


[*]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE C1
                     LIST OF DISPUTED INTELLECTUAL PROPERTY


[*]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE C2
        LIST OF INTELLECTUAL PROPERTY DISCLOSED AFTER THE EFFECTIVE DATE

[*]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE D
                              EXCHANGED INFORMATION

SRX and ALTEA shall each provide the other an update by January 31 and July 31 of each year during the TERM. Such updates shall provide a summary of technology development of LICENSED PATENTS, clinical and regulatory status and clinical results, and shall be treated as confidential pursuant to Article 9.


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE E
                              MEDIATION PROCEDURES



                        [TO BE AGREED WITHIN THIRTY DAYS]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                   SCHEDULE F
                         AFFILIATES AS OF EFFECTIVE DATE

SpectRx

None

Altea/NIMCO
-----------

Altea Technologies, Inc.
Altea Development Corp.
Altea Genomics, Inc.
Altea Newco Ltd.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                    EXHIBIT 1
                                       [*]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                    EXHIBIT 2
                                       [*]


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                    EXHIBIT 3
                              AGREED PRESS RELEASES

                               NEWS RELEASE DRAFT

ALTEA TECHNOLOGIES, INC.

2056 Weems Road
Tucker, GA  30084




         Contact: ALTEA:  Deborah Eppstein, Chairman and CEO
                           Phone  (801) 303-0306



         (a)      For Immediate Release


                    Altea Announces Settlement of Arbitration



         ATLANTA, GA. January XX, 2002.....ALTEA TECHNOLOGIES, INC. ANNOUNCED
TODAY THAT IT HAS SETTLED THE ONGOING ARBITRATION WITH SPECTRX, INC. (NASDAQ:
SPRX) RELATED TO THEIR 1996 AGREEMENT. AS PART OF THE SETTLEMENT, ALTEA WILL RECEIVE UP TO $3 MILLION IN ADVANCE ROYALTY PAYMENTS IN 2002, WHICH IS $2 MILLION MORE THAN PREVIOUSLY DUE IN 2002.


THE PARTIES HAVE SIMPLIFIED THEIR AGREEMENT CONCERNING COLLABORATIVE ACTIVITIES, INTELLECTUAL PROPERTY AND PAYMENTS. UNDER THE AGREEMENT, BOTH ALTEA AND SPECTRX ARE DEVELOPING MICROPORATION TECHNOLOGIES, WITH ALTEA HAVING RIGHTS FOR DRUG DELIVERY, AND SPECTRX HAVING RIGHTS FOR DIAGNOSTICS/MONITORING. SPECTRX IS DEVELOPING THE MONITORING TECHNOLOGY, INCLUDING THE CONTINUOUS GLUCOSE-MONITORING PRODUCT WITH ABBOTT LABORATORIES, INC. (NYSE: ABT).

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

ALTEA'S PATENTED MICROPOR(TM) TECHNOLOGY CREATES MICROSCOPIC PORES IN THE OUTERMOST LAYER OF THE SKIN, ENABLING THE SYSTEMIC UPTAKE OF TOPICALLY APPLIED DRUGS. THE MICROPOR(TM) SYSTEM IS A PATCH-BASED TECHNOLOGY THAT GOES FAR BEYOND CONVENTIONAL TRANSDERMAL TECHNOLOGY IN THAT IT ENABLES CONVENIENT, CONTROLLED DELIVERY OF A WIDE RANGE OF DRUGS INCLUDING MACROMOLECULAR DRUGS. ALTEA DEVELOPMENT CORP IS DEVELOPING MICROPOR(TM) PRODUCTS FOR PEPTIDES AND PROTEINS (INSULIN, INTERFERON), AS WELL AS SMALL MOLECULES FOR PAIN MANAGEMENT (OPIATES), AND HAS A CLINICAL FEASIBILITY AGREEMENT WITH NOVARTIS (NYSE: NVS). ALTEA DEVELOPMENT CORP HAS DEMONSTRATED CONTROLLED DELIVERY OF THERAPEUTIC DOSES OF INSULIN IN HUMAN CLINICAL FEASIBILITY STUDIES, BOTH FOR MEALTIME AS WELL AS NIGHTTIME DOSING. AN AFFILIATED COMPANY, ALTEA GENOMICS, IS DEVELOPING VACCINES AND GENE THERAPY PRODUCTS, AND HAS A JOINT VENTURE ON CERTAIN DNA VACCINE AND GENE THERAPY PRODUCTS WITH ELAN (NYSE: ELN). BOTH COMPANIES ARE PRIVATELY HELD. FOR MORE INFORMATION, PLEASE VISIT OUR WEB SITE AT www.alteatech.com.





                      #####################################



NOTE REGARDING PROJECTIONS AND FORWARD-LOOKING STATEMENTS

         STATEMENTS IN THIS RELEASE THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995, INCLUDING ALTEA'S BELIEFS, EXPECTATIONS, HOPES, OR INTENTIONS REGARDING THE FUTURE. ALL FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE HEREOF AND ARE BASED ON INFORMATION AVAILABLE TO ALTEA AS OF SUCH DATE.

SpectRx, Inc. (770) 242-8723                        FRB|Weber Shandwick (212) 445-8400

Bill Wells - Media                             Alison Ziegler         Julie Tu                   Judith Sylk-Siegel
Thomas H. Muller, Jr. - Financial              General Contact        Analyst Information        Media Contact

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                  (b)      SpectRx, Inc. Announces Settlement of Arbitration


                  NORCROSS, GA (Date xx, xxxx) -- SpectRx, Inc. (NASDAQ: SPRX) today announced that the arbitration with Altea Technologies, Inc. has been resolved and that all claims made against SpectRx by Altea have been withdrawn. In exchange for Altea dropping the claims, reducing future minimum royalty payments and other considerations, SpectRx has agreed to make changes in the timing of its royalty payments to Altea.

         SpectRx and Altea have cross-licensed technology, which is used in the SpectRx continuous glucose monitoring product and in Altea's drug delivery products. The SpectRx product is currently under development with Abbott Laboratories (NYSE: ABT).

                  "Reaching this agreement is significant for SpectRx as we work to bring this important continuous glucose monitoring product to market," said Mark A. Samuels, SpectRx Chairman and CEO. "This settlement is in the best interest of the Company as it resolves several outstanding issues and simplifies the agreement with Altea."

                  The settlement streamlines the agreement between SpectRx and Altea and the parties have agreed to keep separate any future intellectual property. . The new agreement provides for a reduction in minimum royalty payments due Altea after December 31, 2004 and for SpectRx to pay advance royalties of up to $2 million over the minimum royalty otherwise due in 2002. The arbitration had involved interpretation of language involving a joint development program, assignment of certain patent rights and issues related to commercialization.

                                   ###MORE###


         SpectRx, a specialty point-of-care medical technology company, develops and manufactures non-invasive and minimally invasive diagnostic and monitoring systems. The company employs leading-edge biophotonics, or the use of light and spectral energies, to develop painless point-of-care alternatives to blood- and tissue-based procedures. Through

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

internal product development and partnerships with major health care companies, SpectRx focuses on key niche and large diagnostic markets, primarily oncology, endocrinology and neonatology. The Company's handheld, FDA-cleared BiliChek(TM) (sold internationally AS BiliCheck(TM)) is the first commercially available noninvasive painless monitor for infant jaundice. Under development are products for the noninvasiVE detection of cervical cancer and Type II diabetes, and a consumer device for continuous glucose monitoring. For more information, visit SpectRx's web sites at www.spectrx.com and www.bilicheck.com, or use Internet keyword spectrx.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
         1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from SpectRx's actual future experience involving any of or more of such matters and subject areas. SpectRx has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from SpectRx's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include: the early stage of its products in development, its dependence on collaborative arrangements, its dependence on licensed intellectual property, the uncertainty of market acceptance of its products, the intense competition in the medical device industry, the uncertainty of regulatory approval of its products, the uncertainty of capital to develop products, as well as those that are more fully described from time to time in SpectRx's reports under the heading "Risk Factors" filed with the SEC, including SpectRx's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and in the Forms 10-Q for the first quarter and second quarter of 2001 filed by SpectRx.

* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

                                    EXHIBIT 4
                            ALLOWED PUBLIC STATEMENTS

1. The Parties have settled certain disagreements related to the ORIGINAL AGREEMENT and ended ongoing arbitration proceedings.

2. The Parties have revised certain portions of the ORIGINAL AGREEMENT concerning collaborative activities and payments; ALTEA shall receive up to $2.0 million in additional payments related to MONITORING APPLICATION in 2002.


* Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.